                                                                     Exhibit 2.2



                               VOTING AGREEMENT


     This Voting Agreement ("AGREEMENT") is made and entered into as of March 16, 1998, between CBT Group plc, a public limited company organized under the laws of the Republic of Ireland ("CBT"), and the undersigned shareholder ("SHAREHOLDER") of Rockets, a Delaware corporation (the "COMPANY").

                                    RECITALS

     A. Concurrently with the execution of this Agreement, CBT, the Company and Rockets Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of CBT ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, all of the shares of capital stock of the Company will be converted into American Depository Shares of CBT on the basis described in the Merger Agreement.

     B. The Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), of such number of shares of the outstanding Common Stock of the Company as is indicated on the final page of this Agreement (the "SHARES").

     C. As a material inducement to enter into the Merger Agreement, CBT desires the Shareholder to agree, and the Shareholder is willing to agree to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Agreement to Vote Shares; Additional Purchases.
          ----------------------------------------------

          1.1  Agreement to Vote Shares.  At every meeting of the shareholders
               ------------------------
of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares (as defined below) in favor of (x) approval of the Merger Agreement and the Merger and (y) any matter that could reasonably be expected to facilitate the Merger.

          1.2  Additional Purchases.  Shareholder agrees that any shares of
               --------------------
capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the termination of this Agreement in accordance with
Section 6 ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.   Irrevocable Proxy.  Concurrently with the execution of this Agreement,
          -----------------
Shareholder agrees to deliver to CBT a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable, with respect to the Shares.

     3.   Representations and Warranties of the Shareholder.  Shareholder
          -------------------------------------------------
represents and warrants that he: (i) is the beneficial owner of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

     4.   Additional Documents.  Shareholder hereby covenants and agrees to
          --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of CBT, to carry out the intent of this Agreement.

     5.   Consent and Waiver.  Shareholder hereby gives any consents or waivers
          ------------------
that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

     6.   Termination.  This Agreement shall terminate and shall have no further
          -----------
force or effect as of the earlier to occur of: (i) the date and time on which the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) the date and time the Merger Agreement is terminated in accordance with its terms.

     7.   Miscellaneous.
          -------------

          7.1  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.2  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

          7.3  Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          7.4  Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that CBT will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to CBT upon any such violation, CBT shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to CBT at law or in equity.

          7.5  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and shall be deemed given if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

          If to CBT:     CBT Group plc

                          1005 Hamilton Court
                          Menlo Park, California  94025
                          Attn: Chief Executive Officer
                          Fax:  (650) 463-2520

       With a copy  to:   Wilson Sonsini Goodrich & Rosati, P.C.
                          650 Page Mill Road
                          Palo Alto, California 94304-1050
                          Attn:  Alan K. Austin
                          Fax: (650) 493-6811

 If to the Shareholder:   To the address for notice set forth on the
                          last page hereof.

        With a copy to:   Andrews & Kurth L.L.P.
                          2170 Buckthorne Place, Suite 150
                          The Woodlands, Texas 77380
                          Attn:  Jeffrey L. Wade
                          Fax: (713) 220-4815

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          7.6  Governing Law.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to conflicts of laws principles thereof).

          7.7  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          7.8  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          7.9  Effect of Headings.  The section headings herein are for
               ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                              CBT GROUP PLC



                              By:_____________________________________________
                                    James J. Buckley
                                    President and Chief Executive Officer


                              SHAREHOLDER:

                              ________________________________________________

                              Shareholder's Address for Notice:


                              ________________________________________________

                              ________________________________________________

                              ________________________________________________


                              ___________________ Shares of Common Stock
                              Beneficially Owned:



                               [VOTING AGREEMENT]

                                   EXHIBIT A

                               IRREVOCABLE PROXY


     The undersigned shareholder of Rockets, a Delaware corporation (the "COMPANY"), hereby irrevocably appoints the directors on the Board of Directors of CBT Group plc, a public limited company organized under the laws of the Republic of Ireland ("CBT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Irrevocable Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until the earlier to occur of (i) such time as the transactions contemplated by that certain Agreement and Plan of Reorganization dated as of March 16, 1998 (the "MERGER AGREEMENT"), among CBT, Rockets Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of CBT ("MERGER SUB"), and the Company, including the Merger (as defined in the Merger Agreement), are effective and (ii) the date that the Merger Agreement is terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of March 16, 1998 between CBT and the undersigned shareholder (the "VOTING AGREEMENT"), and is granted in consideration of CBT entering into the Merger Agreement. CBT and the undersigned shareholder agree and acknowledge that the grant of this irrevocable proxy is a material inducement for CBT to enter into the Merger Agreement, and is therefore coupled with an interest and irrevocable. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the Company shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger. The undersigned shareholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:

     Signature of Shareholder:___________________

     Print Name of Shareholder:__________________

     _____________ Shares of Common Stock Beneficially Owned







                              [IRREVOCABLE PROXY]